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                                                                    Exhibit 22.1

                       Subsidiaries (all are 100% owned)

         Name                                                 Jurisdiction
        ------                                               --------------
Level 8 Technologies, Inc.                                      Delaware

Cicero Technologies, Inc.                                       Delaware

StarQuest Software, Inc.                                       California

Template Software UK Limited                                       UK

Template Software, S.A.                                          France

Template Software de Mexico, S.A. de C.V.                        Mexico

Template Software Pty Ltd.                                      Australia

Template Software Holding GmbH                                   Germany

  Template SoftwareGeschaftsfuhrungs GmbH                        Germany

  Template Software GmbH                                         Germany

  Milestone Software GmbH                                        Austria

Level 8 Worldwide Holdings Ltd.                                 Delaware

  Seer Technologies de Argentina S.A.                           Argentina

  Level 8 FSC, Inc.                                             Barbados

  Level 8 Benelux B.V.                                         Netherlands

  Seer Technologies do Brasil Ltda.                              Brazil

  Level 8 Canada, Inc.                                           Canada

  Level 8 Denmark ApS                                            Denmark

  Level 8 France S.A.R.L.                                        France

  Level 8 Europe (Deutschland) GmbH                              Germany

  Level 8 Ireland Limited                                        Ireland

  Level 8 Italia S.R.L.                                           Italy

  Level 8 Systems Nordic AB                                      Sweden

  Level 8 Systems (UK) Limited                                     UK

  Seer Korea Co., Limited                                         Korea

  Seer Technologies Singapore PTY, Limited                      Singapore

  Seer Technologies Hong Kong Limited                           Hong Kong

3020126 Canada, Inc. (fka Bizware)                               Canada